Exhibit 10.19

Contract #            / DP #

AMENDMENT # 4
TO THE FIRST AMENDED AND RESTATED
SOFTWARE DISTRIBUTION LICENSE AGREEMENT

This AMENDMENT #4 (“Amendment”) to the Software Distribution License Agreement between Microsoft Corporation (“Microsoft”) and Ezenia! Inc. (“Company”), effective January    , 2008 (“Agreement”) is made and entered into as of December    , 2008 (the “Amendment Effective Date”).

RECITALS

WHEREAS, Company and PlaceWare, Inc. entered into a Software Distribution License Agreement on March 26, 2003.

WHEREAS, Microsoft acquired PlaceWare and subsequently the parties entered into the First Amended and Restated Software Distribution License Agreement effective as of January 1st, 2005.

WHEREAS, the parties entered into Amendment #3 to the First Amended and Restated Software Distribution License Agreement effective as of January 1st, 2005 (the Amended and Restated Software Distribution License Agreement and the Amendment #3 are collectively referred to as the “Agreement”).

WHEREAS the parties wish to amend the Agreement as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein and for good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.               Section 6.1.1 is replaced with the following:

6. 1. 1     Minimum Royalty Payment During Extension Term.  During the Extension Term, Company agrees to pay Microsoft a cumulative minimum of Four Million Four Hundred Fifty Thousand US Dollars ($4,450,000.00) (“Extension Term Minimum License Fee Payment”). During each period of the Extension Term identified below, Company agrees to pay Actual License Fees as set forth below:

Period of Extension Term	Actual License Fee	Payment Due Date
January 1 – June 30, 2007	$500,000.00	June 30, 2007
July 1 – December, 2007	$1,200,000.00	December 31, 2007
January 1 – December 3l, 2008	$154,000	Per agreed upon payment schedule.
January 1 – December 31, 2009	$1,040,000
January 1 – December 31, 2010	$1,080,000	Per agreed upon payment schedule.
January 1, 2011 – June 29, 2011	$476,000

Any Actual License Fees above the minimum commitment for a given period will count towards the Extension Term Minimum License Fee Payment.

2.               Section12.1 is replaced with the following:  12.1 Term.  Unless earlier termination pursuant to Section 12.2 and subject to the provisions of this Section 12.1, the term of this Agreement will begin on the Effective Date and will expire after a period of one (1) year (“Initial Term”), provided that the parties may agree to extend the term of the Agreement for four additional one (1) year terms (each an “Extension Term” and together with the Initial Term, the “Term”), subject to the parties reaching agreement in writing on pricing and minimum license fee payments for the coming year at least sixty (60) days prior to each anniversary of the Effective Date. If the parties fail to reach such agreement, this Agreement will automatically expire on the first or second anniversary of the Effective Date, as the case may be. Neither party will be entitled to any compensation or damages of any nature as a result of the expiration of this Agreement or the termination of this Agreement pursuant to this Section 12.

3.               Section 12.1.1 is hereby added to the Agreement as follows: 12.1.1 Extension Term.  The parties agree to extend the Term of the Agreement to June 29, 2011. For the purposes of this Amendment the period commencing on January 1, 2008 and terminating on June 29, 2011 shall be referred to as the “Extension Term.”

4.               Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the date first set forth above.

MICROSOFT CORPORATION

By:	/s/ Kelly P. Waldher

Name:	Kelly P. Waldher

Title:	Director

Date:	1/7/09

EZENIA! INC.

By:	/s/ Kevin Hachett

Name:	Kevin Hachett

Title:	CFO

Date:	12/19/08

Microsoft Payment Plan - Amendment IV

	1ST HALF	2ND HALF	TOTAL

2008		$154,000	$154,000
2009	$400,000	$640,000	$1,040,000
2010	$540,000	$540,000	$1,080,000
2011	$476,000		$476,000

Total	$1,416,000	$1,334,000	$2,750,000